Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First National Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First National Corporation and subsidiaries of our report dated March 25, 2014, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of First National Corporation and subsidiaries for the year ended December 31, 2013.

Yount, Hyde & Barbour, P.C.

Winchester, Virginia

February 11, 2015